UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2025
AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)
70 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)
Registrant’s telephone number, including area code: (805) 364-6093
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	APPF	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
On April 11, 2025, AppFolio, Inc. ("AppFolio"), entered into a strategic partnership (the "Strategic Partnership") with Second Nature Brands, Inc. ("Second Nature") that will, among other things, enable AppFolio's property management customers to also offer Second Nature's suite of residential property services within the AppFolio Stack™ partner ecosystem. On April 17, 2025, AppFolio issued a press release announcing the Strategic Partnership with Second Nature. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.
In connection with entering into the Strategic Partnership, on April 11, 2025, AppFolio purchased a minority, non-controlling equity interest in Second Nature Holdings, L.P., the indirect parent of Second Nature, for $75 million, paid with cash on hand.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
99.1	Press release issued on April 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2025	AppFolio, Inc.

By: /s/ Evan Pickering
Name: Evan Pickering
Title: General Counsel and Corporate Secretary